Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

MAKEMUSIC, INC.

TO

LEAP ACQUISITION CORPORATION

A WHOLLY-OWNED SUBSIDIARY OF

LAUNCHEQUITY ACQUISITION PARTNERS, LLC DESIGNATED SERIES EDUCATION PARTNERS

(Not to be used for signature guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY

TIME, ON APRIL 18, 2013, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the “Depositary”) on or prior to the Expiration Date (as defined in “The Offer—Section 1. Terms of the Offer” of the Offer to Purchase (as defined below)). This form may be delivered by hand, courier or mailed (to the Depositary). See “The Offer—Section 3. Procedures for Accepting the offer and Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier: By 5:00 pm NYC time on the Expiration Date

Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Shareowner Services	Shareowner Services	Shareowner Services
Voluntary Corporate Actions	Voluntary Corporate Actions	Voluntary Corporate Actions
P.O. Box 64854	(800) 468-9716 (phone)	1110 Centre Pointe Curve, Suite 101
St. Paul, Minnesota 55164-0854	(866) 734-9952 (fax)	Mendota Heights, Minnesota 55120

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVER TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USFD TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN THE OFFFR TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEES MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to LEAP Acquisition Corporation, a Minnesota corporation (or any permitted assignee thereof, “Purchaser”) and a wholly-owned subsidiary of LaunchEquity Acquisition Partners, LLC Designated Series Education Partners, a designated series of a Delaware series limited liability company (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 22, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Common Stock, par value $0.01 per share (together with the associated preferred stock purchase rights, the “Shares”), of MakeMusic, Inc., a Minnesota corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The undersigned further acknowledges that Purchaser may assign any of its rights hereunder to any other subsidiary of Parent.

Number of Shares Tendered:

☐ Check if securities will be tendered by book-entry transfer.

Name of Tendering Institution:

Account No.:

Dated: , 2013

Name(s) of Record Holder(s)

(please print)

Address(es):

(Zip Code)

Area Code and Telephone No(s):

Signature(s):

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) has a “net long position” in the Shares tendered hereby within the meaning of Rule 14e-4 (“Rule 14e-4”) under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Shares complies with Rule 14e-4, and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary’s account at The Depositary Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in “The Offer—Section 3. Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three NASDAQ Capital Market trading days after the date hereof.

Name of Firm:

Address:
(Zip Code)

Area Code and Tel. No.:

x
(Authorized Signature)

Title:

Name:
(Please type or print)

Dated:                         , 2013

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.